                                                    FOR IMMEDIATE RELEASE
Contacts:
---------

Robert Apple, Chief Operating & Financial Officer   Don Weinberger
INKINE PHARMACEUTICAL COMPANY, INC.                 WOLFE AXELROD WEINBERGER ASSOC. LLC
(215) 283-6850                                      (212) 370-4500
                                                    don@wolfeaxelrod.com
                                                    --------------------


                 INKINE REPORTS 2004 YEAR END FINANCIAL RESULTS:
        DELIVERING $0.06 PER SHARE AND ACHIEVING FULL YEAR PROFITABILITY

                                  -HIGHLIGHTS -

            - GREW ANNUAL REVENUES BY 53% TO $22.1 MILLION FOR 2004,
                      COMPARED TO $14.4 MILLION FOR 2003 -

      - RECOGNIZED SEQUENTIAL REVENUE GROWTH IN EACH QUARTER DURING 2004 -

     - GENERATED POSITIVE CASH FLOW FROM OPERATIONS; REPORTING $13.1 MILLION
                    IN CASH AND INVESTMENTS AND ZERO DEBT -

     - ANNOUNCED POSITIVE RESULTS IN INKP-102 PHASE III COLONOSCOPY STUDY -

       - ANNOUNCED 2005 GUIDANCE; GROWING EPS BY AT LEAST 33% TO BETWEEN
                          $0.08 AND $0.11 PER SHARE -

BLUE BELL, PA FEBRUARY 23, 2005 -- INKINE PHARMACEUTICAL COMPANY, INC. (NASDAQ:
INKP) today announced its fourth quarter and year end financial results, reporting revenues for the 2004-year of $22.1 million, compared to $14.4 million for the same period a year ago. The Company recognized revenues of $6.2 million for the fourth quarter ending December 31, 2004, a 47% increase over revenues of $4.2 million for the same period a year ago. The Company generated net income of $3.1 million or $0.06 per share for the year ended December 31, 2004, compared to a net loss of $(1.5) million or $(0.04) per share for the year ended December 31, 2003.

"We are pleased to report our first year of net income and positive cash flow from operations," said Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of InKine. "Along with our financial accomplishments of 2004, we also had many successes with our research and development endeavors. We completed a Phase IV study of low dose Visicol(R), which demonstrated positive results in treating patients with chronic constipation and completed a Phase II and a Phase III study of INKP-102 for use as a purgative prior to colonoscopy. Yesterday we announced outstanding results from the INKP-102 Phase III study and hopes to submit the NDA for this novel purgative tablet during the first half of 2005," added Dr. Jacob.

   PRODUCT SALES:

     o Product revenues for the fourth quarter of 2004 were $5.8 million, a 38% increase over product revenues of $4.2 million for the same period a year ago. Prescription levels have escalated as a result of increased sales and marketing efforts, which continue to grow market awareness and acceptance of Visicol(R). Approximately 135,000 prescriptions were filled for Visicol(R) during the fourth quarter of 2004, which represents approximately a 36% increase over prescriptions of 99,000 for the fourth quarter of 2003. The continued quarter-to-quarter growth in Visicol(R) prescriptions occurred during the fourth quarter in spite of the flat fourth quarter market. Visicol(R) prescriptions grew by over 3,000 prescriptions in the fourth quarter, compared to the previous quarter. The total prescription market increased by approximately 5,000 prescriptions for the same periods.

     o In addition to product revenue, the Company realized $1,408,000 in other revenue, for the year ended December 31, 2004, which was mostly attributable to its promotion agreement with Sigma-Tau
          Pharmaceuticals.

     o Based upon information currently available, 2005 product revenues are expected to grow in the range of 35% to 55% to $28.0 million to $32.0 million. The revenue trend is expected to be consistent with 2004, whereas sequential growth is forecasted from first to fourth quarter of 2005. In addition to product revenue, approximately $0.5 million to $0.7 million in other revenue is expected from promotion and international license agreements.


                                                                        - MORE -

"Visicol(R) has been prescribed to more than 1.2 million patients since its introduction," said Robert F. Apple, Chief Operating and Financial Officer of InKine. "For 2005, we plan to carefully manage our growth, by making resource investment in key areas that will return shareholder value. Our team is committed to growing our gastrointestinal presence, which will continue to be leveraged as we grow our pipeline through indication expansion, product improvements, and product acquisition," added Mr. Apple.

   COSTS AND EXPENSES:

     o Research and development costs were $1.7 million and $5.0 million for the quarter and year ending December 31, 2004, compared to $0.6 million and $1.8 million for the same periods a year ago. The significant increases were the result of development costs associated with the clinical studies of the Company's next generation MCC-free purgative tablet, INKP-102. During 2004, the Company spent approximately $3.0 million and $0.4 on INKP-102 and Colirest, compared to $0.4 million and $0.2 million during 2003. In addition to these direct project related costs, the Company incurred approximately $1.6 million and $0.9 million during 2004 and 2003, respectively, related to payroll and other indirect costs related to its research and development initiatives. Based upon information currently available, the Company expects that research and development costs will be in the range of $6.5 million to $7.0 million for the 2005-year. The focus of 2005 research and development efforts will be on the completion of clinical and NDA submission of INKP-102, which will occur primarily in the first half of 2005, and on a Phase II placebo controlled dose ranging study of Visicol(R) for use in treating patients with chronic constipation.

     o Sales and marketing costs were $1.7 million and $7.6 million for the quarter and year ending December 31, 2004, compared to $1.5 million and $5.9 million for the same periods a year ago. During 2004, sales and marketing costs included expenses associated with the Company's sales force, which consisted of approximately 45 territories with four district managers, along with marketing campaigns related to Visicol(R). The Company had approximately 36 territories and three district managers during 2003. Based upon information currently available, sales and marketing costs are expected to be in the range of $9.5 million to $10.0 million for the 2005-year. The increase in anticipated sales and marketing costs is due to projected increased head count for the Company's gastrointestinal sales force to 50 sales representatives and five district managers, along with increased marketing spending in key areas including market research and pre-launch activities associated with INKP-102.

     o General and administrative costs were $1.2 million and $3.3 million for the quarter and year ending December 31, 2004, compared to $0.7 million and $2.6 million for the same periods a year ago. The increases were the result of higher personnel, patent and insurance costs resulting from increased overhead costs associated with supporting a growing sales volume, head count and market capitalization, along with increased legal and accounting fees associated with maintaining compliance with the Sarbanes-Oxley Act of 2002. Based upon information currently available, general and administrative costs are expected to be in the range of $3.8 million to $4.0 million for the 2005-year.

     o In addition to the above operating expenses and based upon information currently available, the Company expects to incur $0.7 million to $0.9 million in equity compensation costs related to option and restricted stock grants under its equity compensation plans. Compensation costs estimated, assume the adoption of SFAS No. 123 (revised) for the third and fourth quarters of 2005.

     o Based upon information currently available, 2005 earnings per share is expected to grow by at least 33% to between $0.08 to $0.11 per share, which includes the effect of the adoption of SFAS No. 123 (revised)

     BALANCE SHEET:

     o The Company had $13.1 million in cash and investments at December 31, 2004.

THE COMPANY WILL BE HOSTING A CONFERENCE CALL TODAY AT 11:00 AM EST TO FURTHER DISCUSS THE FOURTH QUARTER 2004 FINANCIAL RESULTS. TO PARTICIPATE PLEASE DIAL
(877) 709-8150 ABOUT FIVE TO TEN MINUTES PRIOR TO THE INITIATION OF THE TELECONFERENCE. THE CONFERENCE CALL WILL ALSO BE AVAILABLE ON REPLAY STARTING AT 1:00 PM EST ON FEBRUARY 23, 2005, AND ENDING AT 5:00 PM EST ON MARCH 2, 2005. FOR THE REPLAY, PLEASE DIAL (877) 660-6853 (REPLAY ACCOUNT # 2658, REPLAY CONFERENCE # 134296). THE ACCESS NUMBER FOR THE REPLAY FOR INTERNATIONAL CALLERS IS (201) 612-7415 (REPLAY ACCOUNT # 2658, REPLAY CONFERENCE # 134296).

                                                                        - MORE -

                      ____________________________________

ABOUT INKINE PHARMACEUTICAL

INKINE PHARMACEUTICAL COMPANY, INC. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, the Company is developing INKP-102, an advanced generation purgative, which recently completed Phase III clinical trials for bowel cleansing prior to colonoscopy and studying Visicol(R) for use as a laxative in treating patients with chronic constipation. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release and other statements made from time to time by representatives of the Company contain or may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

                              - TABLES TO FOLLOW -

                       INKINE PHARMACEUTICAL COMPANY, INC.
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE)

                                                          QUARTER ENDED DECEMBER 31,                YEAR ENDED DECEMBER 31,
                                                          --------------------------              ---------------------------
                                                             2004             2003                  2004              2003
                                                             ----             ----                  ----              ----

Product revenue                                            $  5,778         $  4,175              $ 20,702          $ 14,383
Other revenue                                                   375                -                 1,408                49
                                                           --------         --------              --------          --------
   TOTAL REVENUE                                              6,153            4,175                22,110            14,432
Cost of goods sold                                             (900)            (777)               (2,935)           (2,242)
                                                           --------         --------              --------          --------
   GROSS PROFIT                                               5,253            3,398                19,175            12,190

Research and development                                      1,688              569                 5,011             1,822
Sales and marketing                                           1,705            1,535                 7,599             5,873
General and administrative                                    1,169              703                 3,347             2,585
Withdrawn public offering and litigation                          -                -                   200                 -
                                                           --------         --------              --------          --------
   OPERATING EXPENSES                                         4,562            2,807                16,157            10,280
                                                           --------         --------              --------          --------

      OPERATING INCOME                                          691              591                 3,018             1,910

Interest and other expense                                       43               10                    88              (614)
Debt Conversion inducement, non-cash accretion
   and non-cash premium                                           -                -                     -            (2,822)
                                                           --------         --------              --------          --------

      NET INCOME (LOSS)                                    $    734         $    601              $  3,106          $ (1,526)
                                                           ========         ========              ========          ========

      NET INCOME (LOSS) PER SHARE:
        Basic                                              $   0.02         $   0.01              $   0.06          $  (0.04)
                                                           ========         ========              ========          ========
        Diluted                                            $   0.01         $   0.01              $   0.06          $  (0.04)
                                                           ========         ========              ========          ========
      WEIGHTED AVERAGE SHARES OUTSTANDING:
        Basic                                                48,759           48,454                48,666            42,839
        Diluted                                              53,946           53,722                53,634            42,839



                                                                           DECEMBER 31,     DECEMBER 31,
                                                                               2004             2003
                                                                               ----             ----
                               ASSETS
                               ------
Cash and investments                                                          $ 13,053         $ 10,442
Accounts receivable                                                              2,264            1,170
Inventory                                                                        1,445              780
Other assets                                                                       622              905
                                                                              --------         --------
     TOTAL ASSETS                                                             $ 17,384         $ 13,297
                                                                              ========         ========

                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------
Accounts payable and accrued expenses                                         $  3,016          $ 2,668
Shareholders' equity                                                            14,368           10,629
                                                                              --------         --------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $ 17,384         $ 13,297
                                                                              ========         ========

                                      ###